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EXHIBIT 5.1

April 21, 2008

East West Bancorp, Inc.
135 North Los Robles Ave.
7th Floor
Pasadena, CA 91101

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is rendered in connection with the registration of the offer and sale of the following securities of East West Bancorp, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") relating to the offering from time to time pursuant to Rule 415 under the Securities Act:

  a.
  shares of common stock, par value $0.001 per share (the "Common Stock");

  b.
  shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

The Common Stock and Preferred Stock may sometimes be collectively referred to as the "Shares".

        In my capacity as General Counsel, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this opinion.

        I am rendering this opinion only under the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

        Subject to the foregoing and the other matters set forth herein, and upon completion of all corporate proceedings relating to the Shares, the issuance of the shares will be duly authorized by all necessary corporate action of the Company and, when, and if, issued the Shares will be validly issued, fully paid and non-assessable. This opinion is given as of the effective date of the Registration Statement and I assume no obligation to advise you of changes that may be hereafter brought to my attention.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the

Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Sincerely,

Douglas Krause Executive Vice President, General Counsel and Secretary, East West Bancorp, Inc.

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  EXHIBIT 5.1